SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant                              [ X ]

Filed by a party other than the registrant           [   ]

Check the appropriate box:

[  ]     Preliminary proxy statement                 [   ] Confidential, for
                                                            use of the
                                                            Commission only
                                                            (as permitted
                                                            Rule 14a-6(e)(2)

[   ]    Definitive proxy statement

[ X ]    Definitive additional materials

[   ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                (Name of Registrant as Specified in Its Charter)

                       TEMPLETON GLOBAL INCOME FUND, INC.

                   (Name of Person(s) Filing Proxy Statement)

                       TEMPLETON GLOBAL INCOME FUND, INC.

Payment of filing fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          O-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined.)

         (4)       Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[  ]     Fee paid previously with preliminary material.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, schedule or registration statement no.:

         (3)  Filing party:

         (4)  Date filed:

                       TEMPLETON GLOBAL INCOME FUND, INC.
                             500 East Broward Blvd.
                                   Suite 2100
                       Ft. Lauderdale, Florida 33394-3091

                                                           March 3, 1997

Dear Shareholder:

         You should have recently received proxy materials for the Annual Meeting of Shareholders (the "Meeting") of Templeton Global Income Fund, Inc. (the "Fund") to be held on March 25, 1997. The matters to be considered at the Meeting include a shareholder proposal requesting that the Board consider, and submit for subsequent shareholder approval, a proposal to convert the Fund from a closed-end investment company to an open-end investment company. The proposal was submitted by a shareholder concerned that the Fund's shares are currently trading at a discount from net asset value. Although the Board of Directors shares this concern, it continues to recommend that you vote AGAINST the shareholder proposal.

         As stated in the proxy materials, the Board believes it is in the best interests of the Fund and its shareholders, for the Fund to continue to operate as a closed-end investment company. The Board reviews the operations of the Fund on an ongoing basis in order to serve the best interests of the Fund and its shareholders. At its most recent meeting, the Board approved an open market (that is, on the New York Stock Exchange or Pacific Stock Exchange) share repurchase program, pursuant to which the Fund may, from time to time at the discretion of management, purchase up to 12 million shares of the Fund's Common Stock (approximately 10% of the shares outstanding) in open-market transactions. A copy of the press release announcing the share repurchase program is enclosed.

         The share repurchase program is intended to benefit shareholders by enabling the Fund to acquire its own shares at a discount to net asset value, thereby increasing the proportionate interest in the Fund of each remaining shareholder. Although the success of such a program cannot be predicted, it is hoped that the share repurchase program will help bring the market price of the Fund's shares closer to their net asset value. At the same time, the repurchase program will permit the Fund to continue to benefit from operating as a closed-end investment company.

         Also enclosed is an additional proxy card which you may use to have your shares voted at the Meeting, if you have not already done so. IF YOU HAVE ALREADY SUBMITTED A PROXY CARD AND WISH TO REVOKE OR CHANGE YOUR VOTE, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. The prior proxy card that you submitted will be disregarded in favor of the more recent proxy card that you return.

         We appreciate your participation and prompt response in this matter, and thank you for your continued support. Please call our toll-free number 1-800/DIAL-BEN if you have disposed of your original proxy materials or otherwise require additional copies of them.

                                   Sincerely,

                               /s/ Gregory E. McGowan
                                    PRESIDENT

                       TEMPLETON GLOBAL INCOME FUND, INC.
                            Broward Financial Centre
                        500 East Broward Blvd./Suite 2100
                          Ft. Lauderdale, FL 33394-3091
                                Tel: 954/527-7500

-------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

Contact Holly Gibson at 415/312-4701.

                       TEMPLETON GLOBAL INCOME FUND, INC.

                 ANNOUNCES OPEN MARKET SHARE REPURCHASE PROGRAM

Ft. Lauderdale, Florida, February 26, 1997. TEMPLETON GLOBAL INCOME FUND, INC. (THE "FUND") (NEW YORK STOCK EXCHANGE: GIM), a closed-end management investment company, announced today that the Board of Directors of the Fund has authorized management to implement an open-market share repurchase program pursuant to which the Fund from time to time at the discretion of management may purchase up to an aggregate of 12 million shares of the Fund's Common Stock (approximately 10% of the shares outstanding on February 18, 1997) in open-market transactions.

The Fund is designed for investors seeking high current income and, as a secondary investment objective, capital appreciation through investments in fixed income securities of U.S. and foreign issuers. The Fund's investment manager is the Templeton Global Bond Managers Division of Templeton Investment Counsel, Inc., and Neil S. Devlin is the Fund's lead portfolio manager. The Fund currently has total assets in excess of $1 billion.

The Fund's investment manager is a subsidiary of Franklin Resources, Inc. (NYSE: BEN). Franklin's main business is the $186 billion Franklin Templeton Group. Franklin has its headquarters at 777 Mariners Island Blvd., San Mateo, California 94404.

                       TEMPLETON GLOBAL INCOME FUND, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 25, 1997

                              PLEASE VOTE PROMPTLY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints BARBARA J. GREEN AND JOHN K. CARTER, and each of them, with full power of substitution, as proxies to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of Templeton Global Income Fund, Inc. (the "Fund") to be held at the Fund's offices, 500 East Broward Blvd., Ft. Lauderdale Florida 33394-3091, on Tuesday, Mrach 25, 1997 at 10:00 A.M., EST, and at any adjournment thereof, according to the number of votes and as fully as if personally present.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER (OR NOT VOTED) AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, IN FAVOR OF PROPOSAL 2, AGAINST PROPOSAL 3 AND WITHIN THE DISCRETION OF THE PROXYHOLDERS AS TO PROPOSAL 4.



                                                                        , 1997
-------------------------------------------          -------------------------
         Signature(s)                                              Date

PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. IF MORE THAN ONE OWNER IS REGISTERED AS SUCH, ALL MUST SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE OR ANY OTHER REPRESENTATIVE CAPACITY, OR AS A CORPORATE OFFICER, PLEASE GIVE FULL TITLE.

(CONTINUED ON OTHER SIDE)

                              FOLD AND DETACH HERE



                                                               Please mark your ballot as
                                                               indicated in this example

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE FOR  PROPOSALS 1, 2 AND 4, AND AGAINST
PROPOSAL 3.

Proposal 1 -      Election of Directors.



     FOR all nominees              WITHHOLD          Nominees:  Andrew H. Hines, Jr., Harris J. Ashton, S.
     listed (except as             AUTHORITY          Joseph Fortunato, Nicholas F. Brady and Edith E. Holiday.
     marked to the right)         to vote for all
                                  nominees listed

                                                      To withhold  authority  to
                                                      vote  for  any  individual
                                                      nominee,     write    that
                                                      nominee's name on the line
                                                      below.

                                                      ------------------------------------------------------------


Proposal 2 - Ratification of the selection of McGladrey & Pullen, LLP as independent public accountants for the Fund for the fiscal year ending August
31, 1997.

THE DIRECTORS RECOMMEND YOU VOTE "FOR" PROPOSAL 2.

                      FOR               AGAINST             ABSTAIN

Proposal 3 - To request and recommend that the Board of Directors approve, and submit to Shareholders for approval at the earliest practicable date, amendments to the Fund's Articles of Incorporation to convert the Fund to an open-end investment company.

THE DIRECTORS RECOMMEND YOU VOTE "AGAINST" PROPOSAL 3.

                      FOR               AGAINST             ABSTAIN

Proposal 4 - In their discretion, the Proxyholders are authorized to vote upon such other matters which may legally come before the Meeting or any adjournments thereof.

THE DIRECTORS RECOMMEND YOU VOTE "FOR" PROPOSAL 4.

                    FOR               AGAINST             ABSTAIN


I PLAN TO ATTEND THE MEETING.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

                              FOLD AND DETACH HERE